SUB-ITEM 77D

MFS Institutional  Large Cap Growth Fund, a series of MFS
Institutional  Trust,
changed its disclosure under  Investment  Objective from ...is long-term growth
of  capital,  to  ...is  to  seek  capital   appreciation,  as  described  in
Post-Effective Amendment No. 27 to the Registration Statement (File Nos. 33-37615 and 811-6174), as filed with the Securities and Exchange Commission via EDGAR on August 29, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS  Institutional  Large Cap Value Fund, a series of MFS  Institutional  Trust,
changed  its  disclosure   under   Investment   Objective  from  ...is  capital
appreciation and reasonable income, to ...is to seek capital appreciation, as described in Post-Effective Amendment No. 27 to the Registration Statement (File Nos. 33-37615 and 811-6174), as filed with the Securities and Exchange Commission via EDGAR on August 29, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Institutional International Equity Fund, a series of MFS Institutional Trust, changed its disclosure under Investment Objective from ...is long-term growth of capital, to ...is to seek capital appreciation, and changed its disclosure under Principal Investment Strategies from ...Under normal market conditions, the fund invests in at least three different countries, to MFS normally invests the fund's assets primarily in foreign securities, including emerging market securities, as described in Post-Effective Amendment No. 27 to the Registration Statement (File Nos. 33-37615 and 811-6174), as filed with the Securities and Exchange Commission via EDGAR on August 29, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.